UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	43-1790877
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri	64106
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.750% Series G Cumulative Redeemable Preferred Shares, Par Value $0.01 Per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

No. 333-211812

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 5.750% Series G Cumulative Redeemable Preferred Shares, par value $0.01 per share, of EPR Properties, a Maryland real estate investment trust (the “Company”), is contained under the caption “Description of the Series G Preferred Shares” in the Company’s prospectus supplement dated November 20, 2017, and under the captions “Description of Shares of Beneficial Interest” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in the Company’s prospectus dated October 4, 2017, each as filed with the Securities and Exchange Commission under Rule 424(b) on November 22, 2017, as a form of prospectus used after the effectiveness of the Company’s Registration Statement on Form S-3 (File No. 333-211812), filed with the Securities and Exchange Commission on June 3, 2016, covering the offer and sale of shares of the class of securities to be registered hereby which descriptions are incorporated herein by reference. The exhibits to this registration statement are listed in Item 2 and are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Composite of Amended and Restated Declaration of Trust of the Company, as amended (inclusive of all amendments through May 12, 2016), attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed August 4, 2016 (incorporated herein by reference).

3.2	Articles Supplementary for 5.75% Series C Cumulative Convertible Preferred Shares, attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed December 21, 2006 (incorporated herein by reference).

3.3	Articles Supplementary for 9.00% Series E Cumulative Convertible Preferred Shares, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 2, 2008 (incorporated herein by reference).

3.4	Articles Supplementary for 6.625% Series F Cumulative Redeemable Preferred Shares, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 12, 2012 (incorporated herein by reference).

3.5	Articles Supplementary for 5.750% Series G Cumulative Redeemable Preferred Shares, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed November 30, 2017 (incorporated herein by reference).

3.6	Amended and Restated Bylaws of the Company (inclusive of all amendments through March 20, 2017), attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed March 21, 2017 (incorporated herein by reference).

4.1	Form of share certificate for common shares of beneficial interest of the Company, attached as Exhibit 4.10 to the Company’s Registration Statement on Form S-3ASR, as amended, filed June 3, 2013 (incorporated herein by reference).

4.2	Form of 5.75% Series C Cumulative Convertible Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed December 21, 2006 (incorporated herein by reference).

4.3	Form of 9.00% Series E Cumulative Convertible Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed April 2, 2008 (incorporated herein by reference).

4.4	Form of 6.625% Series F Cumulative Redeemable Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed October 12, 2012 (incorporated herein by reference).

4.5	Form of 5.750% Series G Cumulative Redeemable Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed November 30, 2017 (incorporated herein by reference).

4.6	Agreement Regarding Ownership Limit Waiver, by and between the Company and Cohen & Steers Capital Management, Inc., attached as Exhibit 4.7 to the Company’s Current Report on Form 8-K, filed January 19, 2005 (incorporated herein by reference).

4.7	Agreement Regarding Ownership Limit Waiver, by and between the Company and ING Clarion Real Estate Securities, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed May 14, 2007 (incorporated herein by reference).

4.8	Agreement Regarding Ownership Limit Waiver, by and between the Company and Blackrock, Inc. and its subsidiaries, attached as Exhibit 4.10 to the Company’s Annual Report on Form 10-K, filed March 1, 2010 (incorporated herein by reference).

4.9	Agreement Regarding Ownership Limit Waiver, by and between the Company and CBRE Clarion Securities LLC, attached as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed October 11, 2012 (incorporated herein by reference).

4.10	Ownership Limit Waiver Agreement, by and between the Company and Cohen & Steers Capital Management, Inc., attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed November 6, 2014 (incorporated herein by reference).

4.11	Ownership Limit Waiver Agreement, by and between the Company and Nuveen Asset Management, LLC, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 10, 2015 (incorporated herein by reference).

4.12	Ownership Limit Waiver Agreement, by and among the Company, LDR Preferred Income Fund, LLC and LDR Capital Management, LLC, attached as Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q, filed August 4, 2017 (incorporated herein by reference).

4.13	Ownership Limit Waiver Agreement, by and between the Company and Cohen & Steers Capital Management, Inc., attached as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed November 30, 2017 (incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EPR PROPERTIES

By:	/s/ Craig L. Evans

Name:	Craig L. Evans
Title:	Senior Vice President, General Counsel and Secretary

Date: November 30, 2017